LETTER IN LIEU OF CONSENT FOR REVIEW REPORT

November 10, 2003

Nextel Communications, Inc.

2001 Edmund Halley Drive
Reston, Virginia

      We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of Nextel Communications, Inc. and subsidiaries (the “Company”) for the periods ended September 30, 2003 and 2002, June 30, 2003 and 2002, and March 31, 2003 and 2002, as indicated in our reports dated November 10, 2003 (such report includes an explanatory paragraph relating to the adoption of the provisions of Emerging Issues Task Force (EITF) 00-21, “Revenue Arrangements with Multiple Deliverables”), August 8, 2003 and May 14, 2003, respectively; because we did not perform an audit, we expressed no opinion on that information.

      We are aware that our reports referred to above, which are included in your Quarterly Reports on Form 10-Q for the quarter ended September 30, 2003, for the quarter ended June 30, 2003 and for the quarter ended March 31, 2003, are incorporated by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-91716 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-06521 of Nextel Communications, Inc. on Form S-8, Registration No. 333-06523 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-26369 on Form S-8 to Form S-4 of Nextel Communications, Inc., Registration Statement No. 333-42537 of Nextel Communications, Inc. on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 333-53429 of Nextel Communications, Inc. on Form S-8, Registration Statement No. 333-1290 of Nextel Communications, Inc. on Form S-4, and Registration Statement No. 333-104076 on Form S-3.

      We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

DELOITTE & TOUCHE LLP

McLean, Virginia